Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the combination of the financial information of 8i and EUDA adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical condensed consolidated balance sheet of 8i as of October 31, 2022, the historical balance sheet of EUDA as of September 30, 2022, respectively, on a pro forma basis as if the Business Combination had been consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combine the historical financial information of 8i for the nine months ended October 31, 2022, the historical financial information of 8i for the twelve months January 31, 2022, and the historical statement of operations and comprehensive income (loss) of EUDA for the nine months ended September 30, 2022 and for the year ended December 31, 2021, on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s balance sheet as of October 31, 2022 and the related notes included in the Company’s Quarterly Report on Form 10-Q filed on November 22, 2022; and
●	EUDA’s balance sheet as of September 30, 2022 and the related notes included in the Exhibit 99.1 elsewhere in the Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the nine months ended October 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the nine months ended September 30, 2022 and the related notes included in Exhibit 99.1 elsewhere in the Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	8i’s statement of operations for the twelve months ended January 31, 2022 derived from the historical information of 8i; and
●	EUDA’s statement of operations for the year end December 31, 2021 and the related notes in the Proxy Statement, which are incorporated in the Current Report on Form 8-K by reference.

The Business Combination

On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited, a British Virgin Islands business company (formerly known as 8i Acquisition 2 Corp.) (the “Company”), consummated the previously announced business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a BVI business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EUDA”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA and described in the section titled “Proposal 1 —The Business Combination Proposal” beginning on page 79 of the definitive proxy statement dated October 13, 2022 (as amended on November 7, 2022 and November 9, 2022 the “Proxy Statement”) and filed by 8i with the Securities and Exchange Commission (the “SEC”), a business combination between 8i and EUDA was effected by the purchase by 8i of all of the issued and outstanding shares of EUDA from the Seller (the “Share Purchase”), resulting in EUDA becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i has changed its name to “EUDA Health Holdings Limited.” The transactions contemplated under the SPA relating to the Share Purchase are referred to herein as the “Business Combination.”

Pursuant to the terms of the SPA, upon the consummation of the Business Combination (the “Closing”), any and all outstanding units of 8i, composed of one ordinary share of 8i, no par value (the “8i Ordinary Shares”), one warrant (the “8i Warrants”), with every two 8i Warrants entitling the registered holder to purchase one 8i Ordinary Share, and one right to receive one-tenth (1/10) of one 8i Ordinary Share upon the consummation of an initial business combination (the “Rights”) (collectively, the “Units”) were separated into their component parts and the 8i Ordinary Shares and 8i Warrants were re-designated on a one-for-one basis, and the Rights were converted (at the rate of one-tenth (1/10) of a share for each outstanding Right), into ordinary shares of EUDA Health Holdings Limited, no par value (the “Company Shares”). The Company’s shareholders of record (the “Shareholders”) are entitled to one vote for each Company Share held on all matters to be voted on by Shareholders. Shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Company Shares.

On November 14, 2021, the holders of 6,033,455 8i’s ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of approximately $60.8 million,

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the EUDA shareholders are expected to have a majority of the voting power of the Combined Company, EUDA will comprise all of the ongoing operations of the Combined Company, EUDA will comprise a majority of the governing body of the Combined Company, and EUDA’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of EUDA.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this Exhibit has been prepared using actual redemption of 8i’s ordinary shares into cash.

The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of EUDA’s future financial position or operating results.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with 8i’s historical financial statements, EUDA historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of EUDA’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of EUDA following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

ASSETS:
Current assets:
Cash	$265,852	$341,100	$26,132,705	(A)	$897,983
			(905,625)	(B)
			(2,060,022)	(E)
			(683,500)	(F)
			(300,000)	(G)
			(21,892,527)	(I)
Accounts receivable, net	-	1,884,431	-		1,884,431
Other receivables	-	1,410,231	-		1,410,231
Other receivables - related parties	-	49,422	-		49,422
Prepaid expenses and other current assets	30,606	159,002	588,500	(E)	22,670,635
			21,892,527	(I)
Investments held in Trust Account	86,972,255	-	(86,972,255)	(A)	-
Total current assets	87,268,713	3,844,186	(64,200,197)		26,912,702

Property and equipment, net	-	36,191	-		36,191

Other assets:
Other receivables	-	1,031,942	-		1,031,942
Intangible assets, net	-	188,950	-		188,950
Goodwill	-	932,657	-		932,657
Operating right-of-use asset	-	77,056	-		77,056
Finance right-of-use assets	-	17,173	-		17,173
Loan to third party	-	550,009	-		550,009
Total other assets	-	2,797,787	-		2,797,787

TOTAL ASSETS	$87,268,713	$6,678,164	$(64,200,197)		$29,746,680

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short term loans - bank and private lender	$-	$208,168	$-		$208,168
Short term loans - third parties	-	139,334	-		139,334
Promissory notes	-	-	2,113,125	(B)	3,272,225
			82,600	(E)
			376,500	(F)
			700,000	(G)
Accounts payable	890,404	1,504,468	(1,002,987)	(E)	1,391,885
Accounts payable - related party	-	294,470	-		294,470
Other payables and accrued liabilities	-	727,745	(23,638)	(F)	704,107
Other payables - related parties	113,000	4,209,568	(2,580,535)	(D)	1,742,033
Promissory note - related party	1,000,000	-	(1,000,000)	(G)	-
Operating lease liability	-	67,942	-		67,942
Finance lease liabilities	-	12,020	-		12,020
Taxes payable	-	128,883	-		128,883
Subscribed shares deposit liability	-	600,000	(600,000)	(H)	-
Deferred underwriting commissions	3,018,750	-	(3,018,750)	(B)	-
Total current liabilities	5,022,154	7,892,598	(4,953,685)		7,961,067

Other liabilities:
Deferred tax liabilities	-	32,121	-		32,121
Operating lease liability - non-current	-	9,532	-		9,532
Finance lease liabilities - non-current	-	10,299	-		10,299
Total other liabilities	-	51,952	-		51,952

TOTAL LIABILITIES	5,022,154	7,944,550	(4,953,685)		8,013,019

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption	86,268,440	-	(86,268,440)	(A)	-

Shareholders’ equity (deficit):
Ordinary shares	-	834,863	26,132,705	(A)	35,389,860
			(4,021,881)	(C)
			2,580,535	(D)
			300,000	(E)
			(1,036,362)	(F)
			600,000	(H)
Accumulated deficit	(4,021,881)	(2,197,789)	(703,815)	(A)	(3,752,739)
			4,021,881	(C)
			(851,135)	(E)
Accumulated other comprehensive income (loss)	-	18,753	-		18,753
Total shareholders’ equity (deficit)	(4,021,881)	(1,344,173)	27,021,928		21,655,874
Noncontrolling Interest	-	77,787	-		77,787
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$87,268,713	$6,678,164	$(64,200,197)		$29,746,680

(1) Derived from the balance sheet of 8i Acquisition 2 Corp. (“8i”) as of October 31, 2022.

(2) Derived from the consolidated balance sheet of Euda Health Limited (“EUDA”) as of September 30, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$7,406,428	$-		$7,406,428
Cost of revenues	-	4,869,859	-		4,869,859
Gross profit	-	2,536,569	-		2,536,569
Operating expenses:
Selling	-	1,144,805	-		1,144,805
General and administrative expenses	2,058,445	3,762,736	-		5,821,181
Research and development expenses	-	15,064	-		15,064
Total operating expenses	2,058,445	4,922,605	-		6,981,050
Loss from operations	(2,058,445)	(2,386,036)	-		(4,444,481)
Other income (expense)
Dividends on marketable securities held in trust	721,509	-	(721,509)	(AA)	-
Interest expense, net	-	(35,922)	-		(35,922)
Gain on disposal of subsidiaries	-	30,055	-		30,055
Other income, net	-	89,564	-		89,564
Total other income, net	721,509	83,697	(721,509)		83,697
Loss before income taxes	(1,336,936)	(2,302,339)	(721,509)		(4,360,784)
Provision for income taxes	-	74,525	-		74,525
Net loss	(1,336,936)	(2,376,864)	(721,509)		(4,435,309)
Less: Net income attributable to noncontrolling interest	-	1,258	-		1,258
Net loss attributable to ordinary shareholders	$(1,336,936)	$(2,378,122)	$(721,509)		$(4,436,567)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	8,625,000		(8,625,000)	(BB)	-
Basic and diluted net loss per redeemable ordinary share	$(0.10)				$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,448,500		17,743,270	(BB)	20,191,770
Basic and diluted net loss per non-redeemable ordinary share	$(0.19)				$(0.22)

Basic and diluted weighted average of ordinary shares outstanding		1,122,711
Basic and diluted loss per share per ordinary share		$(2.12)

(1) Derived from the historical information of 8i for the nine months ended October 31, 2022.

(2) Derived from the statement of income and comprehensive loss of EUDA for the nine months ended September 30, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	(1)	(2)	Actual Redemptions
	8i	EUDA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Revenues	$-	$10,544,550	$-		$10,544,550
Cost of revenues	-	6,300,197	-		6,300,197
Gross profit	-	4,244,353	-		4,244,353
Operating expenses:
Selling	-	1,258,442	-		1,258,442
General and administrative expenses	278,411	4,084,873	851,134	(CC)	5,214,418
Research and development expenses	-	129,265	-		129,265
Total operating expenses	278,411	5,472,580	851,134		6,602,125
Loss from operations	(278,411)	(1,228,227)	(851,134)		(2,357,772)
Other income (expense)
Dividends on marketable securities held in trust	746	-	(746)	(AA)	-
Interest expense, net	-	(127,126)	-		(127,126)
Other income, net	-	386,828	-		386,828
Investment income	-	1,917,062	-		1,917,062
Total other income, net	746	2,176,764	(746)		2,176,764
Income (loss) before income taxes	(277,665)	948,537	(851,880)		(181,008)
Provision for income taxes	-	48,141	-		48,141
Net income (loss)	(277,665)	900,396	(851,880)		(229,149)
Less: Net income attributable to noncontrolling interest	-	35,567	-		35,567
Net income (loss) attributable to ordinary shareholders	$(277,665)	$864,829	$(851,880)		$(264,716)

Basic and diluted weighted average shares outstanding of redeemable ordinary shares	1,606,849		(1,606,849)	(BB)	-
Basic and diluted net earnings per redeemable ordinary share	$5.14				$-
Basic and diluted weighted average shares outstanding of non-redeemable ordinary shares	2,210,697		17,981,073	(BB)	20,191,770
Basic and diluted net loss per non-redeemable ordinary share	$(3.86)				$(0.01)

Basic and diluted weighted average of ordinary shares outstanding		1,000,000
Basic and diluted earnings per share per ordinary share		$0.86

(1) Derived from the historical information of 8i for the twelve months ended January 31, 2022.

(2) Derived from the statement of income and comprehensive income of EUDA for the year ended December 31, 2021.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination and Basic of Presentation

On November 17, 2022, 8i Acquisition 2 Corp. (“8i”), a publicly traded special purpose acquisition company, completed the business combination (the “Business Combination”) with Euda Health Limited (“EUDA”), a Singapore-based digital health platform that aims to make healthcare more affordable, accessible, and improve the patient experience by delivering improved outcomes through personalized healthcare. The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, 8i will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of EUDA issuing shares for the net assets of 8i, accompanied by a recapitalization. The net assets of 8i was stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using 8i’s balance sheet as of October 31, 2022 and EUDA’s balance sheet as of September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 has been prepared using 8i’s statement of operations for the nine months ended October 31, 2022 and EUDA’s statement of operations for the nine months ended September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using 8i’s statement of operations for the twelve months ended January 31, 2022 and EUDA’s statement of operations for the year end December 31, 2021.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

The unaudited pro forma combined financial information does not give effect to the 4,000,000 EUDA Earnout Shares as the earnout contingency has not been met at period end. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

Note 2 - Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

8i and EUDA have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination, the accretion of 400,000 shares at carrying value into redemption value, and the redemption of the 6,033,455 shares for cash by 8i shareholders, at a redemption price of $10.08 per share;

(B)	Reflects the settlement of approximately $3.0 million deferred underwriting commissions that become due upon the consummation of the Business Combination, of which, approximately $0.9 million paid in cash and approximately $2.1 million converted into a promissory note;

(C)	Reflects the issuance of 891,725 no par value ordinary shares resulted from the conversion of Public and Private rights and the elimination of the historical accumulated deficit of 8i, the accounting acquiree, into EUDA’s ordinary shares upon the consummation of the Business Combination;

(D)	Reflects the forgiveness of indebtedness of approximately $2.6 million from a shareholder of EUDA and reclassify into no par value capital upon the consummation of the Business Combination;

(E)	Reflects the settlement of approximately $2.5 million of 8i’s transaction costs related to the Business Combination with approximately $0.1 million converted into a promissory note, approximately $0.3 million converted into 60,000 no par value ordinary shares issued to a service provider, and approximately $2.1 million settled in cash, of which, approximately $1.0 million of transaction costs accrued as of the date of unaudited pro forma condensed combined balance sheet, approximately $0.6 million recognized as prepaid expenses, approximately $0.9 million as an adjustment to accumulated deficit;

(F)	Reflects the recapitalization of EUDA through (a) the issuance of 14,000,000 no par value ordinary shares to EUDA’s shareholders, (b) the consideration of the issuance of 4,000,000 Earnout ordinary shares deemed to be as equity instruments in accounted for under ASC 815, (c) the settlement of approximately $1.1 million of EUDA’s transaction costs related to the Business Combination with approximately $0.4 million converted into three promissory notes and approximately $0.7 million settled in cash, of which, approximately $24,000 of transaction costs accrued as of the date of the unaudited pro forma condensed combined balance sheet, approximately $1.0 million of transaction costs reclassify into no par value capital upon the closing of the Business Combination; (d) the issuance of 200,000 no par value ordinary shares to a service provider related to the Business Combination at closing;

(G)	Reflects the settlement of approximately $1.0 million related party promissory note that become due upon the consummation of the Business Combination, of which, approximately $0.3 million paid in cash and approximately $0.7 million converted into a promissory note;

(H)	Reflects the conversion of subscribed shares deposit liability into no par value capital upon the closing of the Business Combination; and

(I)	Reflects the approximately $21.9 million payments of the two Prepaid Forward Agreements at closing of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are as follows:

(AA)	Represents an adjustment to eliminate income from dividends on marketable securities held in trust as of the beginning of the period;

(BB)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on January 1, 2021. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented; and

(CC)	Reflects the approximately $0.9 million of 8i’s transaction costs incurred subsequent to October 31, 2022 as if the Business Combination had been consummated on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

Note 3 – Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of ordinary shares outstanding during the periods.

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the nine months ended September 30, 2022:

Pro forma net loss attributable to ordinary shareholders	$(4,436,567)
Weighted average shares outstanding – basic and diluted	20,191,770
Pro forma loss per share – basic and diluted	$(0.22)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000
8i public shares converted from rights	862,500
8i Sponsor and directors shares	2,156,250
8i private shares	292,250
8i private shares converted from rights	29,225
8i public shares redeemed	(6,033,455)
8i service provider shares	260,000
8i shares issued in the Business Combination	14,000,000
Total weighted average shares outstanding	20,191,770

The unaudited pro forma condensed combined has been prepared assuming no redemptions and assuming maximum redemptions for the year ended December 31, 2021:

Pro forma net loss attributable to ordinary shareholders	$(264,716)
Weighted average shares outstanding – basic and diluted	20,191,770
Pro forma loss per share – basic and diluted	$(0.01)

Weighted average shares calculation, basic and diluted
Ordinary Shares
8i public shares	8,625,000
8i public shares converted from rights	862,500
8i Sponsor and directors shares	2,156,250
8i private shares	292,250
8i private shares converted from rights	29,225
8i public shares redeemed	(6,033,455)
8i service provider shares	260,000
8i shares issued in the Business Combination	14,000,000
Total weighted average shares outstanding	20,191,770